Sun Life Insurance and Annuity Company of New York

(hereinafter referred to as "the Company")

1 Sun Life Executive Park, Wellesley Hills, MA 02481

CORPORATE MARKETS LIFE INSURANCE APPLICATION

PART I

PLAN INFORMATION

  Application for Life Insurance to Sun Life Insurance and Annuity Company of New York
  Sun Life Large Case VUL (Flexible Premium Variable Universal Life Insurance)
  Futurity Corporate VUL (Flexible Premium Variable Universal Life Insurance)

❒ Other:

A. Specified Face Amount: APB Face Amount:

  Death Benefit Option:

Sun Life Large Case VUL

❒ Option A (Specified Face Amount)

❒ Option B (Specified Face Amount plus Gross Cash Surrender Value)

❒ Option C (Specified Face Amount plus Cumulative Premiums Paid)

Futurity Corporate VUL

❒ Option A (Specified Face Amount)

❒ Option B (Specified Face Amount plus Account Value)

2. Definition of Life Insurance Test to be Used: ❒ Cash Value ❒ Guideline Premium (available on Futurity Corporate VUL only)

3. Initial Premium: 4. Planned Periodic Premium:

5. Premium Mode: ❒ Annual ❒ Semi-Annual

6. Issue Date Requested:

7. Will any existing life insurance or annuity with this or any other company be replaced, changed, or used as a source of premium payment for the insurance applied for? o Yes o No

If yes, provide details:

PROPOSED INSURED INFORMATION

8. Name:___________________________________ 9.D.O.B.: - - 10. Birth Place:

11. Social Security No.: - - 12. Sex: 13. Driver's License # & State:

14. Home Address: 15. Mailing Address (if different):

_

_

16. Owner or Trust Name (if other than insured): 17. Owner S.S.# or Tax I.D.#: _

18. Name of Employer: __

Address of Employer: _

Address: _

_

Date of Trust (if applicable): - - 19. Occupation: ________

20. Primary Beneficiary: Relationship: _

Contingent Beneficiary: Relationship: _

21. Has any application for insurance on your life been declined or offered on a basis other than applied for?

o Yes o No If yes, provide details:

22. a. If an additional or optional policy is being applied for in a separate application with us or any other insurance company, please state plan and amount: _______________

b. Total amount of coverage to be placed currently with all carriers: $ _________

23. Have you used tobacco (cigarettes, cigars, chewing tobacco, pipe, etc.) or any other substance containing nicotine, including Nicorette gum, within the past twelve months? o Yes o No

If yes, provide details:

24. Have you within the past two years:

a. Flown as a pilot or co-pilot in any type of aircraft?

If yes, complete aviation questionnaire to be attached to and made part of the application. o Yes o No

b. Participated in scuba diving, parachuting, hang gliding, motorized racing or any other hazardous sport?

If yes, complete appropriate questionnaire to be attached to and made part of the application. o Yes o No

25.Have you within the past 3 years while operating a motor vehicle, boat or aircraft*:

a. Been charged with any moving violations? o Yes o No

b. Had your operator's license restricted, suspended or revoked? o Yes o No

c. Been charged with operating while under the influence of alcohol or drugs? o Yes o No

If yes answer to a-c, provide details:

26. Do you plan to travel or reside outside of the United States in the next 2 years*? o Yes o No

If yes, provide details:

* You may attach additional paper, if necessary, to explain details

STATEMENT of HEALTH of PROPOSED INSURED

To be completed only if medical or paramedical exam not required.

27. a. Height: b. Weight: c. Any weight change in the past year? o Yes o No

(If yes, provide details):

28. Are you being treated for any illness with diet, drugs, or other means? o Yes o No

If yes, provide details:

29. Name and address of personal physician: Date last seen and reason for visit:

30. In the past 25 years, have you ever been diagnosed as having or been treated for:

a) High blood pressure?	o Yes o No	j) Liver disorder or disease?	o Yes o No
b) Stroke?	o Yes o No	k) Lung disorder or disease?	o Yes o No
c) Disease of the heart?	o Yes o No	l) Cancer?	o Yes o No
d) Disease of the blood?	o Yes o No	m) Diabetes?	o Yes o No
e) Disease of the circulatory system?	o Yes o No	n) Disorder of the lymph glands?	o Yes o No
f) Digestive disorder or disease?	o Yes o No	o) Mental or nervous disorder?	o Yes o No
g) Urinary system disorder or disease?	o Yes o No	p) Epilepsy?	o Yes o No
h) Kidney disorder or disease?	o Yes o No	q) Muscular or skeletal disorder?	o Yes o No
i) Stomach disorder or disease?	o Yes o No	r) Paralysis or deformity?	o Yes o No

31.In the past 25 years, have you received treatment for alcoholism or drug dependency, been advised to reduce your use of alcohol or drugs, or ever used drugs other than as prescribed by a member of the medical profession? o Yes o No

32.Have you ever been diagnosed or treated by a member of the medical profession for Acquired

Immune Deficiency Syndrome (AIDS) or AIDS-related complex (ARC)? o Yes o No

For all "yes" responses to questions 30-32, please include diagnosis, dates, durations, names and addresses of attending physicians and medical facilities below*:

Details:

OWNER'S CERTIFICATION: The Internal Service (IRS) does not require your consent to any provision of this document, other than the certification required to avoid backup withholding. Under penalties of perjury, I certify that: (1) The number shown in Part I item 10 (or item 16 if the Owner is not the proposed Insured) of this form is my correct taxpayer identification number, AND (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c)the IRS has notified me that I am no longer subject to backup withholding.

Signature of Owner/Taxpayer Date

* You may attach additional paper, if necessary, to explain details

SIGNATURE SECTION

DECLARATION:

By signing this application, I/we understand and agree that:

a) all statements and answers in this application (both Part I, and Part II Medical, if required) are true and complete to my/our best knowledge and belief. The information provided in this application will be used by the Insurer (the "Company") to which this Application is submitted to form the basis for, and become part of, any life insurance policy to be issued

b) except as provided in a Temporary Life Insurance Agreement having the same date and number as this application, no insurance requested in this application will be effective until (1) a policy is issued during the lifetime of the Insured; and (2) the Company has received the initial premium due on the application requested; and (3) the statements made in this application are still complete and true as of the date the policy is delivered;

c) no licensed sales representative or other person, except the Company President, Secretary or a Vice President has the authority to make or modify any life insurance policy; to make a binding promise or decision about coverage or benefits; to change or waive any terms or requirements of any application or life insurance policy;

d) in accepting any life insurance policy which may be issued, I/we also accept all corrections and amendments which may be made by the Company. No change in plan, amount, benefits, age at issue or classification can be made without my/our written consent in the form of an Alteration of Application. However, the Company may change non-guaranteed elements of the coverage at its sole discussion;

e) the Owner shall have the right, without the consent of the Insured being required, to make written requests, from time to time, to change the amount of life insurance coverage;

f) any illustration prepared in connection with this application does not form a part of any life insurance policy which may be issued. The actual performance of any such policy, including account values, cash surrender values, death benefit and duration of coverage, may be different from what may be illustrated because the hypothetical assumptions used in an illustration may not be indicative of actual future performance. I/we acknowledge that any credited rates of interest or investment experience of any separate account shown in an illustration are not estimates or guarantees of actual future performance. Future performance will depend on investment, mortality, expense and other experience of the Company. Future performance will also be affected by any future changes in the credited rate of interest, cost of insurance rates or other expense charges for the life insurance policy. I/we acknowledge that any such future changes may be made at the Company's sole discretion;

g) all the policy features, including the financial impact of the Specified Face Amount / APB Face Amount mix selected, have been reviewed with me by the Sales Representative whose name is listed below;

h) in connection therewith, it is expressly acknowledged that the policy, as applied for suitable for the insurance needs and anticipated financial objectives of the undersigned;

SUITABILITY:

I/we also hereby understand and agree that all values and benefits provided by the life insurance policy applied for are based on the investment experience of a separate account and are not guaranteed, such that:

  THE DEATH BENEFIT AMOUNT MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THE VARIOUS SUB-ACCOUNTS WHICH COMPRISE THE COMPANY'S VARIABLE LIFE INSURANCE SEPARATE ACCOUNT.
  THE DURATION OF COVERAGE MAY ALSO INCREASE OR DECREASE, DUE TO THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THE ACCOUNT VALUE AND CASH SURRENDER VALUE MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE OF THESE VARIOUS SUB-ACCOUNTS.
  THERE IS NO GUARANTEED MINIMUM POLICY VALUE NOR ARE ANY POLICY VALUES GUARANTEED AS TO DOLLAR AMOUNT.

I/we also acknowledge receipt of a current prospectus from the Company for the flexible premium variable universal life product and also a prospectus for any of the underlying investment options. I understand that an illustration of benefits, including death benefits, policy values and cash surrender values is available upon request.

AUTHORIZATION:

I hereby authorize any: (a) physician, health care provider, medical professional, hospital, clinic, or other medical or health care related facility or service; (b) insurance company; (c) state department of motor vehicles; (d) consumer reporting agency; or the Medical Information Bureau, Inc., to disclose or furnish to the Underwriting Department of Sun Life Assurance Company of Canada, Sun Life Assurance Company of Canada (U.S.) or Sun Life Insurance and Annuity Company of New York (together, the "Company") their subsidiaries, affiliates, third party administrators, and reinsurers, any and all information relating to me. I understand that such information may include records relating to my physical or mental condition such as diagnostic tests, physical examination notes and treatment histories.

Upon written request, the MIB will arrange disclosure of any information it may have about you in its files. Medical information will only be disclosed to a physician designated by you. If you question the accuracy of information in your file you may contact the Medical Information Bureau, Inc. at P.O. Box 105, Essex Station, Boston, Massachusetts 02112 (telephone 781-426-3660). You may seek to have MIB correct information in your file pursuant to the Federal Fair Credit Reporting Act.

I understand that the Company will use the information it obtains to determine if I am eligible for life insurance coverage with the Company and to determine the premium to be paid for such coverage.

I hereby authorize the Company to disclose any information it obtains about me to the Medical Information Bureau, Inc. or any other life insurance company with which I do business. I understand that the Company will not disclose information it obtains about me except as authorized by this Authorization, as may be required or permitted by law or as I may further authorize. I understand that if information is re-disclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law.

I understand that: (a) this Authorization shall be valid for twenty-four (24) months from the date I sign it; (b) I may revoke it at any time by providing written notice to Underwriting Department of the Company, subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; and (c) my authorized representative and I are entitled to receive a copy of the Authorization upon request. The address of the Company is provided on page one (1). A copy of this Authorization shall be as valid as the original.

SIGNATURES: Signed at on

________________________________________________

Signature of proposed Insured Signature of Applicant/Owner (if not the proposed Insured)

________________________________________________ __________________________________________________

Signature of Witness/Sales Representative Sales Representative License Number

LICENSED SALES REPRESENTATIVE'S REPORT

1. In connection with the policy applied for, does the Owner intend to replace, borrow against, surrender or discontinue existing insurance or annuities (including group) in force with this or any other insurer? ❒ Yes ❒ No

If yes, provide details and any necessary forms._________________________________________________________________

______________________________________________________________________________________________________

2. Based on your reasonable inquiry about the Owner's financial situation, insurance objectives and needs, do you believe that the policy, including the Specified Face Amount/APB Face Amount mix as applied for, is suitable for the insurance needs and anticipated financial objectives of the Owner? ❒ Yes ❒ No

3. To whom shall premium notices and correspondence be sent (if other than the Owner):

________________________________________________________________

________________________________________________________________

________________________________________________________________

  Licensed Sales Representatives who will share commissions:

Name License Number Share %

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ _____________

_____________________________________ ______________________ ______________

I, certify:

Print name

1. (a) That the questions contained in this application were asked of the proposed Insured and applicant and correctly recorded; (b) That this application, report and any accompanying information are complete and true to the best of my knowledge and belief; (c) That I have given the proposed Insured the Privacy Information Notice; and (d) that the provisions of the Temporary Life Insurance Agreement, including the limitations and exclusions, have been explained to the applicant and proposed Insured.

2. That I have reviewed with the applicant all the policy features, including the financial impact of the Specified Face Amount/APB Face Amount mix selected.

3. That a current prospectus has been given to the Applicant and for each of the underlying investment companies of the various sub-accounts.

4. That all answers made by me in the above Licensed Sales Representative's report are true and complete to the best of my knowledge and belief.

_________________________________________________ ____________________

Signature of Licensed Sales Representative Date

Sun Life Insurance and Annuity Company of New York

(hereinafter referred to as "the Company")

1 Sun Life Executive Park, Wellesley Hills, MA 02481

TEMPORARY LIFE INSURANCE APPLICATION

  Within the last three years, have you, the Proposed Insured, consulted a physician for or received treatment for cancer,

stroke, pneumonia, heart attack or any disease of the heart? o Yes o No

  Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or surgery not yet performed? o Yes o No

  Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.? o Yes o No

IF ANY OF THE PREVIOUS QUESTIONS HAS A YES ANSWER, NO PAYMENT WILL BE ACCEPTED.

I have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and accurate to the best of my knowledge.

Signature of proposed Insured Date

TEMPORARY LIFE INSURANCE AGREEMENT and PREPAYMENT RECEIPT

We will provide temporary life insurance coverage on the person proposed for insurance who has signed the Temporary Life Insurance Application, made an advance payment and completed Form 2006 COLI 45/11-NY("Part I"), subject to the following:

Person Covered - Coverage will be provided on the proposed Insured.

Start of Coverage - Coverage begins on the date the proposed Insured signs this application, agreement and receipt.

Limitation of Coverage - No coverage will be provided if: (a) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully, (b) the proposed Insured, whether sane or insane, commits suicide, or (c) any question in the Temporary Life Insurance Application is answered "yes."

Amount and Limitation on Amount - Amount of coverage will be the amount you request in this application subject to limitations. Coverage on the person under this and all other temporary life insurance agreements with the Insurer will be limited to the total coverage provided by such agreements or to $2,000,000 whichever is less. If more than one application is pending on any person and the total amount of insurance applied for exceeds $2,000,000, the coverage under this agreement will be reduced to that proportion of $2,000,000 which the amount applied for under this application bears to the total amount applied for under all such applications providing temporary life insurance coverage.

Termination of Coverage - Coverage will terminate on the earlier of: (a) written notice from the Insurer, or (b) the date a policy is issued and the Insurer has received the balance of any premium owed, or (c) the refund of any advance payment made with the application associated with this Temporary Life Insurance Application, or (d) the date of your request, or (e) the ninetieth (90th) day following the date of this Temporary Life Insurance Application.

The Insurer acknowledges receipt of $ paid in connection with the application for life insurance on the life of dated this day of

Names of Sales Representative (Print) Signature of Sales Representative

PREMIUM CHECKS MUST BE PAYABLE TO:

Sun Life Insurance and Annuity Company of New York

Do not make check payable to the sales representative or leave the payee blank.

COMPANY COPY

Sun Life Insurance and Annuity Company of New York

(hereinafter referred to as "the Company")

1 Sun Life Executive Park, Wellesley Hills, MA 02481

TEMPORARY LIFE INSURANCE APPLICATION

  Within the last three years, have you, the Proposed Insured, consulted a physician for or received treatment for cancer,

stroke, pneumonia, heart attack or any disease of the heart? o Yes o No

  Have you, the Proposed Insured, within the last 60 days had or been advised to have any diagnostic test, treatment or surgery not yet performed? o Yes o No

  Do you, the Proposed Insured, have health symptoms or complaints for which a physician has not been consulted or treatment received? For example, persistent fever, unexplained weight loss, loss of appetite, pain or swelling, etc.? o Yes o No

IF ANY OF THE PREVIOUS QUESTIONS HAS A YES ANSWER, NO PAYMENT WILL BE ACCEPTED.

I have read and understand the conditions of the Temporary Life Insurance Agreement and agree that the above statements are complete and accurate to the best of my knowledge.

Signature of proposed Insured Date

TEMPORARY LIFE INSURANCE AGREEMENT and PREPAYMENT RECEIPT

We will provide temporary life insurance coverage on the person proposed for insurance who has signed the Temporary Life Insurance Application, made an advance payment and completed Form 2006 COLI 45/11-NY("Part I"), subject to the following:

Person Covered - Coverage will be provided on the proposed Insured.

Start of Coverage - Coverage begins on the date the proposed Insured signs this application, agreement and receipt.

Limitation of Coverage - No coverage will be provided if: (a) any question material to our assessment of the risk on the Temporary Life Insurance Application is not answered completely and truthfully, (b) the proposed Insured, whether sane or insane, commits suicide, or (c) any question in the Temporary Life Insurance Application is answered "yes."

Amount and Limitation on Amount - Amount of coverage will be the amount you request in this application subject to limitations. Coverage on the person under this and all other temporary life insurance agreements with the Insurer will be limited to the total coverage provided by such agreements or to $2,000,000 whichever is less. If more than one application is pending on any person and the total amount of insurance applied for exceeds $2,000,000, the coverage under this agreement will be reduced to that proportion of $2,000,000 which the amount applied for under this application bears to the total amount applied for under all such applications providing temporary life insurance coverage.

Termination of Coverage - Coverage will terminate on the earlier of: (a) written notice from the Insurer, or (b) the date a policy is issued and the Insurer has received the balance of any premium owed, or (c) the refund of any advance payment made with the application associated with this Temporary Life Insurance Application, or (d) the date of your request, or (e) the ninetieth (90th) day following the date of this Temporary Life Insurance Application.

The Insurer acknowledges receipt of $ paid in connection with the application for life insurance on the life of dated this day of

Names of Sales Representative (Print) Signature of Sales Representative

PREMIUM CHECKS MUST BE PAYABLE TO:

Sun Life Insurance and Annuity Company of New York

Do not make check payable to the sales representative or leave the payee blank.

CLIENT COPY